EXHIBIT 10.33

SAGENT

STEVE SPRINGSTEEL EMPLOYMENT AGREEMENT

        This Agreement is entered into as of July 22, 2002 (the "Effective Date") by and between Sagent, Inc. (the "Company"), and Steve Springsteel ("Executive") (collectively, the "Parties").

        1. Duties and Scope of Employment.

                (a) Positions and Duties. As of the Effective Date, Executive will serve as Chief Operating Officer and Chief Financial Officer of the Company. Executive will render such business and professional services as are consistent with Executive's position within the Company, or as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term." Executive shall be appointed to the Company's Board, subject to stockholder or other necessary approval.

                (b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in (i) any other employment, occupation or consulting activity, or (ii) any consulting activity in which Executive is engaged as of the Effective Date, if the same would adversely affect Executive's ability to continue to render services to the Company as contemplated by this Agreement, in each case for any direct or indirect remuneration without the prior approval of the Board.

                (c) At-Will Employment. The parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

        2. Compensation.

                (a) Base Salary. During the Employment Term, the Company will pay Executive an annual salary of Three Hundred Thousand Dollars ($300,000), which salary may be increased from time to time (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and shall be subject to applicable withholding. Executive's salary will be subject to review and adjustment per the Company's normal performance review practices.

                (b) Quarterly Bonus. Upon the achievement of performance objectives to be determined by the Board in its sole discretion at the beginning of each quarter, Executive shall be eligible to receive a quarterly bonus (the "Quarterly Bonus") which in aggregate shall equal a targeted maximum annual bonus of One Hundred Fifty Thousand Dollars ($150,000), less applicable withholding. The Quarterly Bonus will be paid in arrears, in the month immediately following the end of each fiscal quarter, in the amounts determined by the Board provided Executive is still employed by the Company at the time such bonus is payable.

                (c) Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. Executive will be entitled to paid vacation in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto. The Company shall reimburse the Executive for all reasonable business expenses actually incurred or paid by the Executive in the performance of services on behalf of the Company in accordance with the Company's then current expense reimbursement policy.

        3. Severance.

                (a) Termination Other Than for Cause in Connection With a Change of Control. If the Company terminates Executive's employment with the Company other than for "Cause" (as defined below) including Constructive Termination (as defined below), (each an "Involuntary Termination") and such Involuntary Termination occurs within twelve (12) months after a Change of Control (as defined below) and Executive signs and does not revoke a general release of claims in the Company's favor which release is reasonably acceptable to the Company (the "Release"), then:
                        (i) Executive shall be entitled to receive as severance pay his Base Salary, as then in effect, for twelve (12) months following the termination of his employment (less applicable withholding), payable monthly or, at the acquiring entity's option, in a lump sum;
                        (ii) Executive shall be entitled to receive as severance pay his Quarterly Bonus at 100% of targeted maximum bonus achievement for the twelve (12) months following the termination of his employment (less applicable withholding); the Quarterly Bonus shall be paid in four (4) equal quarterly installments beginning at the end of the first quarter following the termination of Executive's employment; and
                        (iii) If Executive elects to maintain his health benefits pursuant to COBRA following his termination, then he shall be entitled to receive reimbursement (such reimbursement to be paid monthly in arrears) until the first to occur of: A) the twelve (12) month anniversary of his termination or B) such time as he becomes eligible for health benefits through subsequent employment.

                (b) Termination Other Than for Cause and Not in Connection With a Change of Control. If an Involuntary Termination occurs with respect to Executive prior to a Change of Control, and Executive signs and does not revoke a Release, then:
                        (i) Executive shall be entitled to receive as severance pay his Base Salary, as then in effect, for twelve (12) months following the termination of his employment (less applicable withholding), payable monthly or, at the acquiring entity's option, in a lump sum; and
                        (ii) If Executive elects to maintain his health benefits pursuant to COBRA following his termination, then he shall be entitled to receive reimbursement (such reimbursement to be paid monthly in arrears) until the first to occur of: A) the twelve (12) month anniversary of his termination or B) such time as he becomes eligible for health benefits through subsequent employment.

                (c) Voluntary Termination; Termination for Cause. If Executive voluntarily resigns his employment with the Company or if the Company terminates Executive for Cause (as defined below) then regardless of whether there has been a Change in Control:
                        (i) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned); and
                        (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

        4. Non-Solicitation. Executive agrees that for a period of twelve (12) months immediately following the termination of his employment for any reason that he shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for himself or any other person or entity.

        5. Definitions.

                (a) Cause. "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee; (ii) Executive's conviction of, or plea of nolo contendere to, a felony, or commission of an act of moral turpitude; (iii) Executive's material misconduct; or (iv) Executive's (a) material failure to discharge his employment duties or (b) a material breach of this Agreement, in each case after Executive has received a written demand for performance from the Company (or notice of misconduct, where applicable) specifying the breach of employment duties and Executive's failure to cure such breach (where such breach is curable) within thirty (30) days of the date of such notice from the Company.

                (b) Change of Control. "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than Company or its affiliates is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing Fifty Percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the shareholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than Fifty Percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company; or (iv) the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

                (c) Constructive Termination. "Constructive Termination" shall mean without the Executive's consent (i) a material reduction of the Executive's duties, or responsibilities relative to the Executive's duties, or responsibilities in effect immediately prior to such reduction, or the removal of the Executive from such duties and responsibilities; (ii) a change in Executive's position, including if, following a Change in Control, Executive is not offered a similar (as to title and position) or superior position at the acquiring entity or combined entity; (iii) any reduction by the Company in the Base Salary or Quarterly Bonus, on an annualized basis, of the Executive as in effect immediately prior to such reduction unless such reduction is part of a reduction of the Base Salary or Quarterly Bonus, on an annualized basis, of all of the senior executives of the Company and such reduction is authorized and approved by the Board; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) the relocation of the Executive to a facility or a location 25 miles or more from his present location; or (vi) a material breach of this Agreement; provided, however in all of (i) through (vi) above that the Company has received a written demand for performance from Executive specifying the breach and Company's failure to cure such breach (where such breach is curable) within thirty (30) days of the date of such notice.

        6. Confidential Information. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

        7. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company, whether such entity is deemed a successor as a result of a Change of Control or otherwise. The Company agrees that it will not enter into any agreement that will result in a Change of Control unless, as a condition to such agreement, this Agreement is assumed by the successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets, stock or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

        8. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

        9. Arbitration and Equitable Relief.

                (a) Arbitration. IN CONSIDERATION OF EXECUTIVE'S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND EXECUTIVE'S RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO HIM BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE'S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE'S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1283.05 (THE "RULES") AND PURSUANT TO CALIFORNIA LAW. DISPUTES WHICH EXECUTIVE AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. EXECUTIVE FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH HIM.

                (b) Procedure. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS' FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. EXECUTIVE UNDERSTANDS THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT EXECUTIVE SHALL PAY THE FIRST $200.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION EXECUTIVE INITIATES. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA'S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. EXECUTIVE AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

                (c) Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EXECUTIVE AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER EXECUTIVE NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

                (d) Availability of Injunctive Relief. IN ADDITION TO THE RIGHT UNDER THE RULES TO PETITION THE COURT FOR PROVISIONAL RELIEF, EXECUTIVE AGREES THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AGREEMENT BETWEEN EXECUTIVE AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION OR LABOR CODE SECTION 2870. EXECUTIVE UNDERSTANDS THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS FEES.

                (e) Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT HIM FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS' COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE HIM FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

                (f) Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGE AND AGREE THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT HE HAS ASKED ANY QUESTIONS NEEDED FOR HIM TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTANDS IT, INCLUDING THAT EXECUTIVE IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, EXECUTIVE AGREES THAT HE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE'S CHOICE BEFORE SIGNING THIS AGREEMENT.

        10. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        11. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

        12. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

        13. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

        14. Governing Law. This Agreement will be governed by California law (with the exception of its conflict of laws provisions).

        15. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

        16. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized Board member, as of the day and year first above written.

SAGENT

By:

Title:

EXECUTIVE: